EXHIBIT  23(C)
                                  -------------


                        CONSENT  OF  INDEPENDENT  ACCOUNTANTS


     We have issued our report dated February 23, 1998 (except for Note 2, as to which the date is February 27, 1998 and Note 3, as to which the date is April 6,
1998) accompanying the consolidated financial statements of Level 8 Systems, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of aforementioned report.


/s/  Grant  Thornton  LLP

New  York,  New  York
August  31,  1999